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                                                                  EXHIBIT (10)k.

                            AMENDMENT 1996-1 TO THE
                RHONE-POULENC RORER INC. EMPLOYEE SAVINGS PLAN

          WHEREAS, Rhone-Poulenc Rorer Inc. (the "Company") maintains the Rhone-Poulenc Rorer Inc. Employee Savings Plan (the "Plan") for the benefit of its employees;

          WHEREAS, Section 13.1 of the Plan provides that the Plan may be amended from time to time by the Company by or pursuant to resolutions by the Board of Directors of the Company; provided, however, that the Committee, as defined in Section 2.8 of the Plan, may adopt such amendments to the Plan as it shall deem necessary or appropriate to maintain compliance with current law or regulation, to correct errors or omissions in the Plan document or to facilitate the administration of the Plan;

          WHEREAS, the Company desires to amend the Plan to liberalize the restrictions imposed on the transfer by a Participant of his or her interest in the PAYSOP Account and the Common Stock Fund to other Investment Media to facilitate the administration of the Plan;

          NOW, THEREFORE, it is agreed that the Plan be amended as follows, effective as of January 1, 1996:

          1. Article II of the Plan is hereby amended by adding thereto the following definition of "Qualified Common Stock" as new Section 2.31, and by renumbering the current Sections 2.31 through 2.41 as 2.32 through 2.42:

          2.31 "Qualified Common Stock" shall mean (i) shares of the Common
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          Stock that have been allocated to a Participant's Employer
          Contribution, Supplemental Employer Contribution, Employer Valuation or PAYSOP Account for at least 36 months from the date such allocations were made, beginning with the date of December 18, 1992 and (ii) any stock dividends paid on any Common Stock or any cash dividends paid on any Common Stock which are used to purchase additional shares of Common Stock, irrespective of when the dividends are paid or when the underlying Common Stock is allocated to a Participant's Accounts.

               2. Section 9.6 of the Plan is hereby amended by adding thereto the phrase "effective January 1, 1996, however, other than Qualified Common Stock held in the Common Stock Fund" in a parentheses, following the term "Common Stock Fund" contained therein, so as to read, in its entirety, as follows:

          9.6 Withdrawal from Employer Contribution, Supplemental Employer
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          Contribution, PAYSOP and Employer Valuation Accounts. A Participant
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          may withdraw from his Employer Contribution Account, Supplemental
          Employer Contribution Account, PAYSOP Account and his Employer Valuation Account all or any portion of such Accounts which are not invested in the Common Stock Fund (effective January 1, 1996, however, other than Qualified Common Stock held in the Common Stock Fund) and which have been held in such Accounts for at least two (2) full years. A Participant who has completed at least sixty (60) months of participation in the Plan may also withdraw that portion of the Accounts which is not invested in the Common Stock Fund (effective January 1, 1996, however, other than Qualified Common Stock held in the Common Stock Fund) and which has been held in such Accounts for less than two (2) full years.


               3. The tenth sentence of Section 9.11 of the Plan is hereby amended by adding thereto the phrase "effective January 1, 1996, other than Qualified Common Stock held in the Common Stock

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Fund" in a parentheses, following the term "Common Stock Fund" contained therein, so as to read, in its entirety, as follows:

          Each loan shall be considered a separate Investment Medium (to which the interest payable on the loan shall be allocated), and the Participant shall specify from which Investment Medium or Media the Participant's interest is to be liquidated to provide the loan principal; provided, however, that a Participant's interest in the Common Stock Fund (effective January 1, 1996, other than Qualified Common Stock held in the Common Stock Fund) shall not be liquidated to provide the loan principal.

               4. Subparagraph (a) of Section 12.2 of the Plan is hereby amended by deleting its first sentence and substituting therefor a new first sentence (to read as follows), and by adding to the end of the subparagraph the following new last sentence: "Notwithstanding the forgoing, effective January 1, 1996, any portion of a Participant's Employer Contribution, Employer Valuation and PAYSOP Accounts invested in Qualified Common Stock may be transferred to other Investment Media in accordance with the procedure established by the Committee," so as to read, in its entirety, as follows:

          (a) Thirty (30) days, or such other period as set by the Committee, prior to the Activity Date as of which a Participant shall commence to make Basic Contributions, he shall select one or more of the Investment Media in which his contributions thereto (other than his Employer Contributions and Supplemental Employer Contributions made in Common Stock and amounts credited to his PAYSOP Account, except as otherwise provided herein) shall be invested, and what percentage thereof, in increments of 1%, shall be invested in each Investment Media. A Participant may amend his investment selections for contributions in increments of 1% or transfer funds between Investment Media in increments of 1% or in dollar amounts, subject to reasonable administrative limits as may be established by the Committee, effective as of any prospective Activity Date, via toll free telephone communication with the Trustee and without obtaining prior confirmation or authorization from the Committee as to the investment funds in which subsequent contributions and current Account balances, in whole or in part, are to be invested; provided, however, that any portion of a Participant's Employer Contribution and Employer Valuation Accounts invested in the Common Stock Fund may not be transferred to another Investment Medium prior to the Participant's attainment of age fifty-five (55), or such other age as is established by the Committee. Notwithstanding the forgoing, effective January 1, 1996, any portion of a Participant's Employer Contribution, Employer Valuation and PAYSOP Accounts invested in Qualified Common Stock may be transferred to other Investment Media in accordance with the procedure established by the Committee.

          The Plan, in all other respects, shall remain unchanged by this amendment.

          IN WITNESS WHEREOF, and as evidence of the adoption of the amendments set forth herein, the Committee, has executed this Amendment 1996-1 to the Plan, this 31st day of January, 1996.

                                                        ADMINISTRATIVE COMMITTEE
                                                 OF THE RHONE-POULENC RORER INC.
                                                           EMPLOYEE SAVINGS PLAN


                                                       By: /s/ David A. Brandies
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